                                                                     EXHIBIT 21

                       SUNRISE MEDICAL INC. AND SUBSIDIARIES

                                LIST OF SUBSIDIARIES


                                                                    INCORPORATION              Ownership
                                                                    -------------              ---------
NAME OF SUBSIDIARY

Sunrise Medical CCG Inc.                                            Wisconsin                    100%
Sunrise Medical HHG Inc.                                            California                   100%
DynaVox Systems, Inc.                                               Pennsylvania                 100%
SunMed Finance Inc.                                                 Delaware                     100%
Sunrise Medical Canada Inc.                                         Canada                       100%
Sunrise Medical Holdings B.V.                                       Netherlands                  100%
     Norsk Rehab AS                                                 Norway                       100%
     Sopur Medizintechnik GmbH                                      Germany                      100%
     Sunrise Medical B.V.                                           Netherlands                  100%
     Sunrise Medical S.A.                                           France                       100%
          DeVilbiss Medical France S.A.                             France                       100%
          SCI La Planche S.A.                                       France                       100%
     Sunrise Medical S.L.                                           Spain                        100%
     Sunrise Medical S.r.l.                                         Italy                        100%
Sunrise Medical Ltd.                                                United Kingdom               100%
     Parker Bath Ltd.                                               United Kingdom               100%
     DeVelbiss Mediquip Ltd.                                        United Kingdom               100%
Sunrise Medical A.G.                                                Switzerland                  100%
Vitactiv AB                                                         Sweden                       100%
Sunrise Medical Pty Ltd.                                            Australia                    100%
Sunrise Medical Technologias S.A. de C.V.                           Mexico                       100%

----------------------

Each corporation is the parent of those indented beneath it.

The company has omitted from the list 15 foreign and six domestic subsidiaries. None of the omitted companies individually or in the aggregate is a significant subsidiary.


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